UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2018

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 24 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

TrueCar, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (this “Amendment”) to the Current Report on Form 8-K it filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2018 (the “Original Report”) to announce the voting results of the Company’s 2018 Annual Meeting of its stockholders held on May 17, 2018 (the “Annual Meeting”). The sole purpose of this Amendment is to update the Original Report, in accordance with Item 5.07(d) of Form 8-K, by disclosing the Company’s decision regarding how frequently it will conduct future advisory votes on named executive officer compensation (each, a “Say-on-Pay Vote”). No changes have been made to the Original Report.

Item 5.07              Submission of Matters to a Vote of Security Holders.

As reported in the Original Report, in a non-binding advisory vote at the Annual Meeting, a majority of the Company’s stockholders voting on the matter voted in favor of holding the Company’s Say-on-Pay Votes on an annual basis. In consideration of these results and in accordance with the original recommendation of the Company’s Board of Directors, as set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2018, the Company will include a Say-on-Pay Vote in its proxy materials for each annual meeting of the Company’s stockholders until the next required vote on the frequency of the Company’s Say-on-Pay Votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel and Secretary

Date:  October 4, 2018